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                                                                   EXHIBIT 23.1


The Board of Directors
PhyCor, Inc.:


We consent to the use of our report dated February 18, 1998, incorporated by reference herein and to the reference to our firm under the heading "Experts" and "Selected Consolidated Financial Data - PhyCor" in the registration statement on Form S-4 of PhyCor, Inc.


                                                KPMG PEAT MARWICK LLP



Nashville, Tennessee
June 22, 1998